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                                                                  Exhibit 10.13


                          STOCK SUBSCRIPTION AGREEMENT


      This Stock Subscription Agreement is dated as of July 30, 1997 and is by and among ROCK OF AGES CORPORATION, a Vermont corporation (the "Buyer"), and National Memorial Corporation, a Kentucky corporation with an address of 1020 North Dixie, Elizabethtown, Kentucky 42701 (the "Seller"), which is one of the corporations which are members of the KMC Group.

                                  RECITALS:

      1. On the date of this agreement, the Buyer, the Seller and the other members of the KMC Group (the "Sellers") executed a Asset Purchase Agreement (the "Asset Purchase Agreement") whereby (a) the Buyer has agreed to purchase from the Sellers, and the Sellers have agreed to sell to the Buyer substantially all of their Assets, and (b) the Buyer has agreed to issue to Seller, and Seller has agreed to accept from Buyer, certain shares of Buyer's common stock (the "Common Stock" or the "Shares") as part of the purchase price to be paid to Seller for its portion of the Assets being sold to Buyer.

      2. The Buyer and Seller intend that the issuance to Seller of the Shares constitute a so-called "private placement" exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and a transaction exempt from the offer and registration requirements of the Securities Act of Kentucky, KRS Chapter 292 (the "Kentucky Act"), and, accordingly, the Buyer has requested that the Seller, and the Seller has agreed to, enter into this agreement and to make certain representations and covenants describing the Seller's access to the Buyer's financial and other information reasonably necessary to the Seller's ability to make an informed business decision whether to invest in the Buyer and describing the Seller's subscription for the Common Stock and willingness to hold the Common Stock for investment and not for resale.

      3. Terms used herein and not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, Seller hereby agrees with the Buyer as follows:

      1. Investment Representations of the Seller. The Seller hereby represents and warrants to the Buyer as follows:

            (a) The Seller has adequate financial means of providing for the Seller's current business needs and possible business contingencies, has no need for liquidity of this
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investment in the Buyer's Common Stock, and is able to bear the economic risks of this investment to the possible extent of a total loss of this investment. The Seller is an "accredited investor", within the meaning of Rule 501(a) of Regulation D under the Securities Act.

            (b) The Seller has been afforded the opportunity by Buyer to ask questions and request information in order to acquire detailed knowledge and information concerning the business affairs and operations of Buyer and its direct or indirect subsidiaries, parent and affiliates and their financial condition and prospects; and, as a result of such opportunity to ask questions and review information and the Buyer's business, the Seller is in a position to weigh, and assess such knowledge and information in a meaningful fashion.

            (c) The Seller acknowledges that any business and financial projections of Buyer that may have been provided by or on behalf of Buyer are solely for purposes of describing Buyer's future business and financial goals and are not intended to be, nor are they, representations or guaranties of Buyer's future performance.

            (d) The Seller understands that none of the Buyer's Common Stock (including the Shares) have been registered under the Securities Act or any state securities laws and that the Shares are offered in reliance on exemptions for private offerings under the Securities Act and exemptions for sales transactions under state laws. The Seller acknowledges that the Seller is acquiring the Shares without being furnished any offering literature or memorandum.

            (e) The Seller is acquiring and purchasing the Shares solely for investment for its own account and the Shares are not being purchased with a view to or for the resale, distribution, subdivision, or fractionalization of the Shares.

            (f) The Seller acknowledges that Seller has received and examined copies of the Buyer's Certificate of Incorporation, Articles and Bylaws, all as amended to date, as well as minutes of all shareholder and director meetings relevant to the Asset Purchase Agreement and the issuance of Shares to the Shareholder pursuant to the Asset Purchase Agreement. The Seller further acknowledges that Seller has been given full opportunity to receive copies of or examine any and all other minutes of shareholder and director meetings of the Buyer.

            (g) The Seller acknowledges that (A) there are substantial restrictions on the transferability of the Shares, (B) the Shares will not be, and investors in the Buyer have no rights to require that the Shares be, registered under the Securities Act or any state securities laws, and (C) there will be no public market for the Shares and, accordingly, the Seller may have to hold the Shares indefinitely without the possibility of liquidating the Seller's investment in the Buyer.


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      2. Representations as the Authority and Enforceability. The Seller hereby represents to the Buyer as follows: this agreement constitutes the valid and binding obligation of the Seller enforceable in accordance with its terms. The Seller's execution and delivery of this agreement, and compliance with the provisions of this agreement will not violate any provision of law applicable to it and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, any contractual obligations of Seller nor any court or other governmental order applicable to the Seller.

      3. Inspection Rights; Non-Marketability of Shares; Restrictions on Transfer. The Seller acknowledges and agrees that:

            (a) Inspection Rights. Prior to the date hereof, all documents, information, records, and books pertaining to this investment have been made available for inspection by Seller and the Seller's attorney and/or accountant.

            (b) Non-Marketability of Shares. No representations or promises have been made concerning the marketability or value of the Shares. The Seller agrees that because the Shares have not been registered under the Securities Act or relevant state securities laws, they cannot be resold or transferred unless: (i) they are subsequently registered under such laws or exemptions from registration are available; and (ii) Buyer receives an opinion of counsel satisfactory to it and its counsel that such transfer complies with Federal and state securities laws. Neither Buyer nor any of its officers, directors, or shareholders have represented to the Seller that the Shares will be registered under the Securities Act or relevant state securities laws at any time in the future or otherwise qualified for sale under applicable securities laws. Buyer does not presently intend to make available to the public information concerning itself so as to permit shareholders to use Rule 144 of the Rules and Regulations under the Securities Act for transfer of the its equity securities.

            (c) Restrictions on Transfer. Seller agrees to the following restrictions on the transfer of the Shares, and in any other agreement between Buyer and the Seller:

      No transfer will be permitted: (A) which would violate any applicable law, statute, or regulation, including, but not limited to, any Federal or state securities laws; or (B) which would require registration under any Federal or state securities laws.

With respect to any proposed transfer, Buyer may, at its option, require an opinion of counsel acceptable to it to the effect that any proposed transfer is not prohibited under items (A) or (B), above.

            (d) Legends on Certificates. Any stock certificates evidencing the Shares shall bear the following legends:

      The securities represented hereby have not been registered under the Securities Act of 1933 (the "Act") or any state securities law and may not be sold or transferred unless


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      (i) a registration statement covering these securities is effective under the Act or (ii) the transaction is exempt from registration under the Act and any applicable state securities laws and, if the corporation requests, an opinion satisfactory to the corporation to such effect has been rendered to the corporation by counsel satisfactory to the corporation.

      The securities represented hereby are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Asset Purchase Agreement dated July 30, 1997, a copy of which the corporation will furnish to the holder upon request and without charge.

Further restrictive legends may also be inscribed as in the opinion of counsel are necessary to comply with Federal and state securities laws.

      4. Lock-Up Agreement. In the event of an underwritten public offering of Buyer's securities, Seller (and any permitted transferee thereof), whether or not any shares of capital stock of the Buyer owned by the Seller (or any permitted transferee thereof) are included in such registration, hereby agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of Buyer (other than as part of such underwritten offering), without the consent of the managing underwriter(s) for such offering (the "Managing Underwriter"), during a period commencing on the effective date of such registration and ending 180 calendar days thereafter, or such lesser period as the Board of Directors of Buyer and the Managing Underwriter shall determine is required to effect a successful offering.

      5. Miscellaneous.

            (a) Amendment. This agreement may not be amended, in whole or in part, except by an instrument in writing signed by the Buyer and the Seller. In the event of termination of the Asset Purchase Agreement according to its terms, this agreement shall also terminate and the parties shall have no further obligations to each other hereunder except for prior breach hereof.

            (b) Binding Effect. This agreement shall be binding on and for the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns; provided, that the Seller shall not be entitled to assign or delegate any of the Seller's rights or obligations under this agreement without the prior written consent of Buyer.

            (c) Counterparts. This agreement may be executed in one or more counterpart copies, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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            (d) Entire Agreement. Any oral or written statements,
understandings, correspondence, or agreements previously made by any party with respect to the subject matter of this agreement are superseded by this agreement (including any Exhibits attached hereto and specifically referenced by this agreement), which alone fully and completely expresses the parties' respective obligations. This agreement is entered into by each party after opportunity for investigation, and each party represents that such party is not relying upon any statements, understandings, correspondence, or agreements not embodied in this agreement and made by any other party or on any other party's behalf.

            (e) Governing Law. This agreement shall be governed exclusively by Vermont law.

            (f) Notices. Any notice or other communication required or permitted under this agreement shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or (iii) on the first day following delivery to a nationally recognized United States overnight courier service, fees prepaid, return receipt or other confirmation of delivery requested or (iv) when telecopied or sent by facsimile transmission if an additional notice is also given under (i), (ii) or (iii) above within three days thereafter. Any such notice or communication shall be directed to a party at its address set forth below or at such other address as may be designated by a party in a notice given to all other parties hereto in accordance with the provisions of this Section.

      Buyer:            Rock of Ages Corporation
                        369 North State Street
                        Concord, NH 03301
                        Attn.:  Mr. Kurt M. Swenson,
                                 Chairman of the Board, President and
                                 Chief Executive Officer

      Shareholder: See Exhibit 1(a)

            (g) Severability. Each term, condition, and provision of this agreement shall be valid and enforced to the fullest extent permitted by law. If there is any conflict between any term, condition, or provision of this agreement and any statute, law, ordinance, order, rule, or regulation, the latter shall prevail; provided, that any such conflicting term, condition, or provision shall be curtailed and limited only to the extent necessary to bring it within the legal requirements and the remainder of this agreement shall not be affected thereby.

            (h) Waiver. No waiver by any party of any breach or default by any other party of any of such other party's obligations under this agreement shall be deemed to be a waiver of any other breach or default of the same or any other nature. No failure by any


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party on any one or more occasions to exercise any right or remedy provided in this agreement shall preclude the exercise of such right or remedy on any other occasion.

            (i) Survival of Covenants and Representations. All covenants and representations of the parties contained in this agreement shall survive the execution and delivery of this agreement and the closing of the transactions contemplated hereby.

      IN WITNESS WHEREOF, the parties have executed this agreement all as of the date first above-written.

                                    Buyer:

Witness:                            ROCK OF AGES CORPORATION


--------------------------------      By: /s/ Kurt M. Swenson
--------------------------------         --------------------------------
[Print Name]                             Kurt M. Swenson, Chairman of the Board,
                                          President and Chief Executive Officer

                                    SELLER:
                                    NATIONAL MEMORIAL CORPORATION


--------------------------------      By: /s/ Roy H. Keith, Jr.
--------------------------------         --------------------------------
[Print Name]                             Roy H. Keith, Jr., President


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                                   EXHIBIT 1-a




                  --------------------------------------------
                             Seller Name & Address
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                             National Memorial Corporation
                             1020 North Dixie
                             Elizabethtown, KY 42701
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